SUPPLEMENT                                                     Rule 424 b(5)
TO PROSPECTUS SUPPLEMENT DATED June 30, 1997
(To Prospectus dated  May 27, 1997)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



                   Pass-Through Asset Class Execution 1997-I
                             ---------------------




-------------------------
The Class A certificates
represent obligations of
the trust only and do not
represent an interest in
or obligation of
CWMBS, Inc.,
Countrywide Home
Loans, Inc. or any of
their affiliates.

This supplement may
be used to offer and sell
the offered certificates
only if accompanied by
the prospectus
supplement and the
prospectus.

-------------------------


                Mortgage Pass-Through Certificates, Series 1997-4: The Class A Certificates

                o This supplement relates to the offering of the Class A certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A certificates. Additional information is contained in the prospectus supplement dated June 30, 1997 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 27, 1997. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

                o As of the August 25, 2000, the class certificate balance of the Class A certificates was approximately
                    $142,605,427.58.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 14, 2000

                               THE MORTGAGE POOL

         As of August 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 2,384 Mortgage Loans having an aggregate Stated Principal Balance of approximately $158,726,970.01.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                             August 1, 2000
Total Number of Mortgage Loans...................................................                 2,384
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days..............................................................                 3.61%
         60-90 days..............................................................                 1.01%
         91 days or more (excluding pending foreclosures)........................                 1.09%
                                                                                                  -----
         Total Delinquencies.....................................................                 5.71%
                                                                                                  =====
Foreclosures Pending.............................................................                 1.47%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 7.18%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Thirty-five (35) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $16.801 billion at February 29, 2000 and to approximately $18.122 billion at May 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                                  As of
                                                                          At February 28, (29),                  May 31,
                                                      1997           1998           1999            2000           2000
                                                      ----           ----           ----            ----           ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days.............................      0.65%          1.08%         1.03%           1.37%            1.33%
         60-89 days.............................      0.15           0.16          0.18            0.22             0.23
         90 days or more (excluding pending
              foreclosures).....................      0.16           0.16          0.12            0.16             0.16
                                                      ----           ----          ----            ----             ----
         Total of delinquencies.................      0.96%          1.40%         1.33.%          1.75%            1.75%
                                                      ====           ====          =====           ====             ====
Foreclosures pending............................      0.17%          0.17%         0.14%           0.16%            0.16%
                                                      ====           ====          ====            ====             ====
Total delinquencies and foreclosures pending          1.13%          1.57%         1.47%           1.92%            1.19%
                                                      ====           ====          ====            ====             ====

Net Gains/(Losses) on liquidated loans (1) .....  ($2,812,000)   ($2,662,000)  ($3,704,605)    (3,076,240)      (674,934)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ..............................     (0.032)%       (0.024)%      (0.028)%        (0.017)%         (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) .....................     (0.033)%       (0.027)%      (0.028)%        (0.018)%         (0.004)%


-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.9 billion at February 29, 2000 and to approximately $261.8 billion at May 31, 2000.


                                                                                                               As of
                                                                    At February 28,(29),                      May 31,
                                                       1997            1998           1999         2000        2000
                                                       ----            ----           ----         ----        ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%       2.75%
         60-89 days..............................      0.52           0.58            0.21          0.25        0.69
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32        0.69
                                                       ----           ----            ----          ----        ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%       4.12%
                                                       ====           ====            ====          ====        ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%       0.35%
                                                       ====           ====            ====          ====        ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%       4.48%
                                                       ====           ====            ====          ====        ====

                    DESCRIPTION OF THE CLASS A CERTIFICATES

         The Class A Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount".

         As of August 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A Certificates was approximately $142,605,428 evidencing a beneficial ownership interest of approximately 89.84% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $144,827,135 and evidenced in the aggregate a beneficial ownership interest of approximately 91.24% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $13,899,835, and evidenced in the aggregate a beneficial ownership interest of approximately 8.76% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:



                                                                           Original Term to       Remaining Term to
   Principal Balance          Mortgage Rate        Net Mortgage Rate     Maturity (in months)   Maturity (in months)
----------------------       ----------------      ------------------    --------------------   --------------------
   $92,833,793.67            8.0675432142%           7.8085432142%               360                    320

   $65,893,176.34            8.6017488341%           8.3427488341%               360                    319


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A Certificates is $142,605,427.58 (ix) interest accrues on the Class A Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A Certificates is September 14, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 200% SPA assumes prepayment rates will be 0.4% per annum in month one, 0.8% per annum in month two, and increasing by 0.4% in each succeeding month until reaching a rate of 12% per annum in month 30 and remaining constant at 12% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Tables

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                             Class A
                                                    SPA Prepayment Assumption
                                        ---------------------------------------------
          Distribution Date                0%      150%      200%      300%      450%
          -----------------                --      ----      ----      ----      ----
Initial Percent..................          48        48       48        48        47
September 2001...................          48        43       41        38        34
September 2002...................          47        38       35        30        25
September 2003...................          47        34       30        24        18
September 2004...................          46        30       26        19        13
September 2005...................          45        27       22        15         9
September 2006...................          44        24       19        12         7
September 2007...................          43        21       16         9         5
September 2008...................          42        19       14         8         4
September 2009...................          41        17       12         6         3
September 2010...................          40        15       10         5         2
September 2011...................          39        13        9         4         2
September 2012...................          37        11        8         3         1
September 2013...................          36        10        6         2         1
September 2014...................          34         9        5         2         1
September 2015...................          33         8        4         1         0
September 2016...................          31         6        4         1         0
September 2017...................          29         5        3         1         0
September 2018...................          26         5        2         1         0
September 2019...................          24         4        2         0         0
September 2020...................          21         3        2         0         0
September 2021...................          18         2        1         0         0
September 2022...................          16         2        1         0         0
September 2023...................          12         1        1         0         0
September 2024...................           9         1        0         0         0
September 2025...................           5         0        0         0         0
September 2026...................           2         0        0         0         0
September 2027...................           0         0        0         0         0
Weighted Average Life (years) **.          17.4       7.8      6.3       4.4       3.2


--------------------------
*   Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,610,664, $100,000 and $6,263,858, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         The IRS issued final regulations on January 27, 1994 under Sections 1271 through 1273 and 1275 (the "OID Regulations"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In addition , the IRS issued final regulations (the "Contingent Regulations") on June 11, 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6), such as the Class A Certificates. In addition, the OID Regulations do not adequately address the calculation of income with respect to prepayable securities such as the Class A Certificates.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Class A Certificates will represent qualifying assets under
Section 856(c)(4)(A). However, the Small Business and Job Protection Act of 1996, as part of the repeal of the bad debt reserve for thrift institutions, repealed the application of Section 593(d) for tax years beginning after December 31, 1995.

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts and gave the IRS authority to modify the definition of U.S. person with respect to partnerships. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemption will apply to the acquisition and holding of Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Duff & Phelps Credit Rating Co. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

------------------------------------------------------------------------------
                                  Mortgage Rates(1)
------------------------------------------------------------------------------
 Mortgage      Number of          Aggregate Principal            Percent of
 Rates(%)     Mortgage Loans      Balance Outstanding         Mortgage Pool
------------------------------------------------------------------------------
6.50                          1               $98,324.01             0.06%
6.88                          2              $135,970.32             0.09%
7.00                          3              $159,354.47             0.10%
7.13                          1               $63,503.68             0.04%
7.25                          4              $307,328.28             0.19%
7.50                         16            $1,228,208.30             0.77%
7.63                         28            $1,906,449.76             1.20%
7.75                         66            $5,145,774.18             3.24%
7.88                        147           $11,089,765.34             6.99%
8.00                        225           $17,243,153.30            10.86%
8.13                        342           $22,770,865.61            14.35%
8.25                        503           $32,685,096.42            20.59%
8.38                        248           $16,146,984.60            10.17%
8.50                        345           $21,172,593.89            13.34%
8.63                        126            $8,441,075.86             5.32%
8.75                        138            $8,825,558.25             5.56%
8.88                         82            $5,297,509.11             3.34%
9.00                         76            $4,326,908.09             2.73%
9.13                          8              $559,474.61             0.35%
9.25                         12              $671,804.32             0.42%
9.38                          1               $32,988.46             0.02%
9.50                          7              $332,567.05             0.21%
9.63                          2               $85,712.10             0.05%
9.75                          1                    $0.00             0.00%
------------------------------------------------------------------------------
       Total              2,384          $158,726,970.01           100.00%

==============================================================================
(1) As of Reference Date, the weighted average Gross Mortgage Rate of the Mortgage Loan is expected to be approximately 8.438% per annum and the weighted average mortgage rate net of LPMI is approximately 8.289% per annum.

------------------------------------------------------------------------------
                     Current Mortgage Loan Principal Balances(1)
------------------------------------------------------------------------------
    Current       Number of            Aggregate Principal       Percent or
 Mortgage Loan    Mortgage Loans       Balance Outstanding     Mortgage Pool
    Principal
    Balance
------------------------------------------------------------------------------
$0--$50,000                  630            $23,017,645.60           14.50%
$50,001--$100,000           1520           $107,127,417.42           67.49%
$100,001--$150,000           221            $25,860,891.59           16.29%
$150,001--$200,000             5               $897,413.79            0.57%
$200,001--$250,000             6             $1,292,743.46            0.81%
$250,001-- $300,000            2               $530,858.15            0.33%
------------------------------------------------------------------------------
         Total             2,384           $158,726,970.01          100.00%
==============================================================================
(1) As of the Reference Date, the average current Mortgage Loan principal balance is approximately $66,580.10.

                      Original Loan-To-Value Ratios(1)
   Original Loan-       Number of         Aggregate Principal       Percent of
     To-Value          Mortgage Loans     Balance Outstanding        Mortgage
    Ratios(%)                                                           Pool
------------------------------------------------------------------------------
50.00 and below                110             $5,485,243.67            3.46%
50.01 to 55.00                  46             $2,670,101.92            1.68%
55.01 to 60.00                  43             $2,923,956.97            1.84%
60.01 to 65.00                 102             $6,367,276.52            4.01%
65.01 to 70.00                 137             $9,523,767.39            6.00%
70.01 to 75.00                 205            $13,744,185.86            8.66%
75.01 to 80.00                 373            $24,501,880.53           15.44%
80.01 to 85.00                  36             $2,213,117.36            1.39%
85.01 to 90.00                 362            $23,983,615.17           15.11%
90.01 to 95.00                 766            $53,786,348.28           33.89%
95.01 to 99.99                 204            $13,527,476.34            8.52%
------------------------------------------------------------------------------
           Total             2,384           $158,726,970.01          100.00%
===============================================================================
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 83.84%.


                       Documentation Program for Mortgage Loans
  Type of       Number of        Aggregate Principal          Percent of
  Program     Mortgage Loans     Balance Outstanding          Mortgage Pool
-----------------------------------------------------------------------------
Alternative                864         57,689,228.07                36.34%

Full                      1510        100,363,229.57                63.23%

Reduced                      4            261,415.17                 0.16%

Streamline                   6            413,097.20                 0.26%

------------------------------------------------------------------------------
          Total          2,384       $158,726,970.01                100.00%
==============================================================================

                             Type of Mortgaged Properties
------------------------------------------------------------------------------
   Property Type       Number of          Aggregate Principal       Percent of
                       Mortgage Loans     Balance Outstanding     Mortgage Pool
------------------------------------------------------------------------------
Single Family                   1726        $116,670,006.22          73.50%
Condominium                      377         $20,903,211.59          13.17%
High Rise Condo                    7            $533,467.80           0.34%
2-4 Family                        50          $4,578,438.89           2.88%
Planned Unit
Development                      224         $16,041,845.51          10.11%
------------------------------------------------------------------------------
          Total                2,384        $158,726,970.01         100.00%
==============================================================================

                                  Occupancy Types(1)
------------------------------------------------------------------------------
     Occupancy               Count                 Balance           percent
------------------------------------------------------------------------------
Primary Residence               2032         135,260,049.33          85.22%

Investor Property                190          13,693,813.80           8.63%

Second Residence                 162           9,773,106.88           6.16%
------------------------------------------------------------------------------
          Total                2,384         158,726,970.01         100.00%
==============================================================================
(1) Based upon representations of the related Mortgagors at the time of loan origination.


                    State Distribution of Mortgaged Properties(1)
------------------------------------------------------------------------------
   State       Number of Mortgage     Aggregate Principal       Percent of
                 Loans                Balance Outstanding      Mortgage Pool
------------------------------------------------------------------------------
Alabama                        75            $4,879,196.45             3.07%
Arizona                       116            $7,096,236.30             4.47%
California                    252           $19,976,608.56            12.59%
Colorado                       67            $4,838,843.80             3.05%
Florida                       298           $16,655,521.28            10.49%
Georgia                        48            $3,263,442.40             2.06%
Idaho                          51            $3,739,350.36             2.36%
Illinois                       81            $5,340,212.78             3.36%
Indiana                        74            $4,652,429.29             2.93%
Michigan                       60            $3,515,685.14             2.21%
Nevada                         63            $4,504,484.40             2.84%
New York                       52            $3,982,770.40             2.51%
North Carolina                 74            $5,157,390.39             3.25%
Ohio                          115            $7,201,911.11             4.54%
Oregon                         43            $3,365,918.36             2.12%
Pennsylvania                   57            $3,422,559.22             2.16%
Tennessee                      57            $3,926,919.41             2.47%
Texas                         223           $14,141,598.30             8.91%
Washington                     51            $3,759,179.39             2.37%
Other (less than 2%)          527           $35,306,712.67            22.24%
------------------------------------------------------------------------------
     Total                  2,384          $158,726,970.01           100.00%

==============================================================================
(1) Other includes 30 other states and the District of Columbia with under 2% concentration individually.

                              Purpose of Mortgage Loans
------------------------------------------------------------------------------
    Loan Purpose       Number of           Aggregate Principal     Percent of
                       Mortgage Loans      Balance Outstanding   Mortgage Pool
------------------------------------------------------------------------------
Purchase                     1745        $114,545,744.56               72.17%
Refinance                     398         $26,842,334.49               16.91%
(rate/term)
Refinance (cash               241         $17,338,890.96               10.92%
out)
------------------------------------------------------------------------------
      Total                 2,384        $158,726,970.01              100.00%

===============================================================================

                            Remaining Terms to Maturity(1)
------------------------------------------------------------------------------
   Remaining        Number of       Aggregate Principal       Percent of
    Term to       Mortgage Loans    Balance Outstanding     Mortgage Pool
    Maturity
    (months)
------------------------------------------------------------------------------
322                              4               $183,767.39            0.12%
321                            223            $14,852,747.36            9.36%
320                            881            $62,342,049.93           39.28%
319                            853            $54,878,471.46           34.57%
318                            280            $17,670,732.04           11.13%
317                             81             $4,850,693.34            3.06%
316                             29             $2,001,175.71            1.26%
315                              9               $608,063.51            0.38%
314                              4               $207,566.92            0.13%
313                              4               $224,085.23            0.14%
312                              2               $147,785.67            0.09%
311                              1                $34,930.42            0.02%
310                              1                $40,574.88            0.03%
309                              1                     $0.00            0.00%
304                              1                $81,403.53            0.05%
285                              1                $47,870.75            0.03%
275                              1                $73,596.09            0.05%
264                              1                $77,775.35            0.05%
263                              2               $108,834.01            0.07%
262                              1                $80,818.16            0.05%
260                              1                $79,770.05            0.05%
259                              1                $85,687.04            0.05%
258                              1                $43,311.19            0.03%
68                               1                 $5,259.98            0.00%
------------------------------------------------------------------------------
        Total                2,384           $158,726,970.01             100%
===============================================================================
(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 319 months.


                      FICO Credit Scores by Ranges of Loan-to-Value Ratios(1)
----------------------------------------------------------------------------------------------------
     FICO Credit         Number of      Aggregate Principal       Weighted            Average
      Scores by       Mortgage Loans    Balance Outstanding        Average           Principal
   Ranges of Loan-                                              Loan-to-Value   Balance Outstanding
   to-Value Ratios                                                Ratio (%)
-----------------------------------------------------------------------------------------------------

< 620
   LTV < 70                        43            $2,877,272.21           63.65            $66,913.31
  >70 & <80                       157            11,874,671.09           77.21             75,634.85
  >80 & <90                        68             4,953,249.77           88.95             72,841.91
  >90                             138             9,639,602.19           95.33             69,852.19
                          -----------          ---------------         --------            ---------
     Sub-Total                    406            29,344,795.26           83.82            285,242.25

> 620 & <660
-------------
   LTV <70                        60             3,655,568.32           61.87             60,926.14
  >70 &<80                       146             9,751,967.78           77.28             66,794.30
  >80 &<90                        82             5,364,976.45           88.80             65,426.54
  >90                            233            16,546,416.40           95.30             71,014.66
                          -----------          ---------------         --------            ---------
     Sub-Total                    521            35,318,928.95           85.88            264,161.64

> 660
   LTV <70                        314            19,338,498.66           57.91             61,587.58
  >70 &<80                        247            15,016,795.13           77.89             60,796.74
  >80 &<90                        226            14,268,527.52           89.33             63,135.08
  >90                             550            37,816,122.21           95.18             68,756.59
                          -----------          ---------------         --------            ---------
     Sub-Total                  1,337            86,439,943.52           82.87            254,275.98

 Not Available                    120             7,623,302.28           85.40             69,128.59
                          -----------          ---------------         --------            ---------
 Total                          2,384          $158,726,970.01           83.84            $66,580.10

(1) The weighted average FICO credit score relating to the Mortgage Loans for which FICO credit scores are available is 645.

                                   EXHIBIT 2


         ------------------------------------------------------------
                       MORTGAGE PASS THROUGH CERTIFICATES
                            SERIES 1997-4, CWMBS INC
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning         Pass Thru     Principal       Interest      Total         Principal    Interest
Type       Class Code   Name     Cert. Bal.        Rate          Dist. Amt.      Dist. Amt.    Dist.         Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A         144,828,345.86    8.000000%     2,222,918.28    965,522.31    3,188,440.59       0.00       0.00
                        PO          2,266,975.87    0.000000%        45,268.90          0.00       45,268.90       0.00       0.00
                        X          66,808,458.25    0.342518%             0.00     19,069.26       19,069.26       0.00       0.00
                        M           6,051,155.94    8.000000%         8,260.63     40,341.04       48,601.67       0.00       0.00
                        B1          3,781,972.48    8.000000%         5,162.90     25,213.15       30,376.05       0.00       0.00
                        B2          1,815,345.88    8.000000%         2,478.19     12,102.31       14,580.49       0.00       0.00
                        B3            907,672.70    8.000000%         1,239.09      6,051.15        7,290.25       0.00       0.00
                        B4            907,672.70    8.000000%         1,239.09      6,051.15        7,290.25       0.00       0.00
                        B5            507,215.14    8.000000%           692.42      3,381.43        4,073.85  52,127.08       0.00
Residual                AR                  0.00    8.000000%             0.00          0.00            0.00       0.00       0.00
Totals          -        -        161,066,356.59     -            2,287,259.50  1,077,731.80    3,364,991.30  52,127.08         -
----------------------------------------------------------------------------------------------------------------------------------


Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A         142,605,427.58              0.00
                                PO          2,221,706.97              0.00
                                X          65,893,176.34              0.00
                                M           6,042,895.30              0.00
                                B1          3,776,809.59              0.00
                                B2          1,812,867.69              0.00
                                B3            906,433.61              0.00
                                B4            906,433.61              0.00
                                B5            454,395.65              0.00
Residual                        AR                  0.00              0.00
--------------------------------------------------------------------------------
Totals            -              -        158,726,970.01     -
--------------------------------------------------------------------------------




                             Payment Date: 08/25/00

          ------------------------------------------------------------
                       MORTGAGE PASS THROUGH CERTIFICATES
                            SERIES 1997-4, CWMBS INC
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru      CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate         Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
Senior                     A     144,828,345.86     8.000000% 1266913T9     7.550422      3.279518    484.377273
                           PO      2,266,975.87     0.000000% 1266913U6    11.588648      0.000000    568.747667
                           X      66,808,458.25     0.342518% 1266913V4     0.000000      0.137211    474.126332
                           M       6,051,155.94     8.000000% 1266913X0     1.318777      6.440286    964.724185
                           B1      3,781,972.48     8.000000% 1266913Y8     1.318777      6.440287    964.724252
                           B2      1,815,345.88     8.000000% 1266913Z5     1.318777      6.440285    964.723911
                           B3        907,672.70     8.000000% 1266914A9     1.318777      6.440286    964.724174
                           B4        907,672.70     8.000000% 1266914B7     1.318777      6.440286    964.724174
                           B5        507,215.14     8.000000% 1266914C5     0.736941      3.598875    483.615196
Residual                   AR              0.00     8.000000% 1266913W2     0.000000      0.000000      0.000000
Totals       -             -     161,066,356.59       -            -           -             -           -

          ------------------------------------------------------------
                       MORTGAGE PASS THROUGH CERTIFICATES
                            SERIES 1997-4, CWMBS INC
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Aggregated stated principal balance  158,726,970.01   158,726,970.01
Aggregated loan count                          2384             2384
Aggregated average loan rate              8.437073%             8.44
Aggregated prepayment amount           1,687,442.55     1,687,442.55

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Monthly master servicing fees             32,627.75        32,627.75
Monthly sub servicer fees                 19,945.24        19,945.24
Monthly trustee fees                       1,208.00         1,208.00


Aggregate advances                              N/A              N/A
Advances this periods                    105,539.87       105,539.87

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                                             Total
                                                             -----
Net realized losses (this period)         52,126.96        52,126.96
Cumulative losses (from Cut-Off)         432,145.00       432,145.00

Coverage Amounts                                             Total
----------------                                             -----
Bankruptcy                               100,000.00       100,000.00
Fraud                                  6,263,858.00     6,263,858.00
Special Hazard                         1,610,663.57     1,610,663.57


                         Aggregate Certificate Information
   ----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   ----------------------------------------------------------------------------
   Senior          100.000000%           100.000000%            161,066,356.59
   ----------------------------------------------------------------------------
   Junior            0.000000%             0.000000%                      0.00
   ----------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
-------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                          86                 6,077,798.27
60 to 89 days                          24                 1,672,691.42
90 or more                             26                 1,820,535.11
Foreclosure                            35                 2,274,952.17

Totals:                               171                11,845,976.97
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                REO INFORMATION
-------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                              1,291,892.60
Current Total Outstanding Number of Loans:                                17

-------------------------------------------------------------------------------
                               OTHER INFORMATION
-------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            3,364,991.30          3,364,991.30
Principal remittance amount            2,287,259.50          2,287,259.50
Interest remittance amount             1,077,731.80          1,077,731.80